Exhibit 10.37

FIRST AMENDED AND RESTATED
SECURED PROMISSORY NOTE

WINDY

OFFICIAL #1030835

$1,200,000	Dated: April 15, 2022
Principal Amount	State of Illinois

FOR VALUE RECEIVED, WINDY OF CHICAGO, LIMITED., an Illinois corporation (the “Maker” “Mortgagor” or the “undersigned”) hereby promises to pay to the order of TALL SHIP ADVENTURES OF CHICAGO, INC., an Illinois corporation (the “Mortgagee”) and/or its affiliates, the sum of One Million, Two Hundred Thousand US Dollars ($1,200,000) (the “Principal”), with interest on the Principal balance from time to time remaining unpaid as provided for in this First Amended and Restated Secured Promissory Note (this “Note”).

1. All amounts due hereunder shall be secured against and Mortgagor grants a security interest to Mortgagee in that certain Tall Ship vessel named WINDY, a 1996 148 ft. 4 Masted Gaff Top Sail Schooner Official/Hull Number IL2AO207G818 and U.S.C.G. official number documentation #1030835 (the “Vessel”) pursuant to that certain Confirmation and Amendment of Preferred Ship Mortgage dated of even date herewith executed by Mortgagor in favor of Mortgagee (the “Mortgage”).

2. Principal and interest sum shall be paid in the following manner: One Hundred Eighty (180) monthly payments of Ten Thousand, One Hundred and Twenty-Six and 28/100 Dollars ($10,126.28) each due on the 15th day of each month beginning May 15, 2022 pursuant to the amortization schedule attached hereto as Schedule 1. The entire remaining principal amount of this Note, together with all accrued and unpaid interest, if any, shall be due and payable on the last monthly payment date. The entire amount shall be due upon an equity sale of or asset sale by Mortgagor. All sums due under this Note are payable in immediately available funds, without offset or setoff and shall be made by wire transfer to the bank account designated in writing to Mortgagor by Mortgagee as attached in Schedule 2 hereto, or as may from time to time be designated in writing by Mortgagee. Notwithstanding anything herein to the contrary, payment of any interest or other amount hereunder shall not be required if such payment would be unlawful. In any such event, this Note shall automatically be deemed amended so that interest charges and all other payments required hereunder, individually and in the aggregate, shall be equal to but not greater than the maximum permitted by law.

3. The principal balance of this Amended and Restated Secured Promissory Note (this “Note”) shall bear interest at the rate of six percent (6%) per annum. In the event this Note shall be in default and placed with an attorney for collection, the Mortgagor agrees to pay all reasonable attorney fees and costs of collection. Payments not made within fifteen (15) days of due date shall be subject to a late charge of two percent (2%) of said payment.

4. The occurrence of any of the following events will constitute an event of default (each, an “Event of Default”): (i) the Mortgagor fails to pay the Principal or interest when due, which failure is not cured within fifteen (15) days after the day on which any such payment is due; or (ii) the Mortgagor shall make an assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due or fail to generally pay its debts as they become due, or an order, judgment or decree shall be entered for relief in respect of or adjudicating the Mortgagor or Mortgagor shall petition or apply to any tribunal for the appointment of, or taking of possession by, a trustee, receiver, custodian, or liquidator or other similar official of the Mortgagor or of any substantial part of its assets, or the Mortgagor shall commence any proceeding relating to the Mortgagor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or any such petition or application is filed or any such proceeding is commenced against the Mortgagor and such petition, application or proceeding is not dismissed within sixty (60) days; or (iii) an event of default occurs under the Mortgage. If any Event of Default has occurred and is continuing, then, and in any such event, the Mortgagee may declare all outstanding Principal of this Note (and all accrued and unpaid interest thereon) and all other amounts owing under this Note to be forthwith due and payable in cash, whereupon all such amounts shall become and be forthwith due and payable by Mortgagor, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate, or further notice of any kind, all of which are hereby expressly waived by the Mortgagor. The rights of any holder hereof shall be cumulative and not necessarily successive.

5. The undersigned and all other parties to this Note, whether as endorsers, guarantors or sureties, agree to remain fully bound hereunder until this Note shall be fully paid and waive demand, presentment and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, renewal, modification, waiver, or other indulgence by any holder or upon the discharge or release of any obligor hereunder or to this Note, or upon the exchange, substitution, or release of any collateral granted as security for this Note.

6. No modification or indulgence by Mortgagee shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change of terms, hereunder granted by Mortgagee hereof, shall be valid and binding upon the undersigned only upon a writing evidencing the same.

7. This Note may not be assigned by Mortgagor without the prior written consent of the Mortgagee.

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8. This Note shall be governed by the laws of the State of Illinois, without regard to choice of law or conflict of law provisions. Each of Mortgagor and Mortgagee hereto consents to the exclusive jurisdiction of any state or federal court of the State of Illinois located in Cook County, Illinois in any action or proceeding the subject matter of which arises out of or relates, directly or indirectly, to this Note and/or the Mortgage and each such party hereto agrees that all claims in respect to any action or proceeding shall be heard and determined exclusively in the such forum. Each of Mortgagor and Mortgagee further waives any objection or right it may have to seek a change of venue based on lack of personal jurisdiction, improper venue, forum non conveniens or otherwise and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court any right it may have to seek a change of venue. EACH OF MORTGAGOR AND MORTGAGEE HEREBY VOLUNTARILY, KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVE TRIAL BY JURY IN RESPECT OF ANY ACTION BROUGHT ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

9. The undersigned hereby execute this Note as principal and not as sureties.

[Signature page follows]

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IN WITNESS WHEREOF, this Amended and Restated Secured Promissory Note is to take effect and be deemed executed and delivered as of the date first set forth above.

Signed in the presence of:

Witness	WINDY OF CHICAGO, LIMITED, an Illinois corporation

/s/	By:	/s/ Scott Stawski
	Name:	Scott Stawski
	Its:	Treasurer

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SCHEDULE 1

AMORTIZATION SCHEDULE

SCHEDULE 2

MORTGAGEE PAYMENT REMITTANCE INSTRUCTIONS